Exhibit 10.24

EXECUTION COPY
AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of March 9, 2018
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among Amgen Inc., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Banks”) and Citibank, N.A., as administrative agent (the “Administrative Agent”) for the Banks.
PRELIMINARY STATEMENTS:
(1)    The Company, the Banks and the Administrative Agent have entered into the Amended and Restated Credit Agreement dated as of July 30, 2014 (as amended or modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    The Company and the Majority Banks have agreed to amend the Credit Agreement as hereinafter set forth.
SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
(a)    The definition of “Bank Insolvency Event” in Section 1.1 is amended by inserting the phrase “(i) a Bail-In Action or (ii)” immediately before the phrase “a bankruptcy, insolvency, reorganization, liquidation or similar proceeding”.
(b)    The definition of “Base Rate” in Section 1.1 is amended by adding to the end of the first sentence the following proviso:
; provided that if One Month LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement
(c)    The definition of “Federal Funds Effective Rate” in Section 1.1 is amended by (i) deleting the phrase “equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day” and substituting therefor the phrase “equal to the rate on overnight federal funds transactions with members of the Federal Reserve System” and (ii) adding to the end thereof the following proviso:
; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement

Exhibit 10.24

(d)    The definition of “EURIBOR Rate” in Section 1.1 is amended by adding to the end thereof the following proviso:
; provided that if the EURIBOR Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement
(e)    The definition of “Eurodollar Rate” in Section 1.1 is amended by adding to the end thereof the following proviso:
; provided that if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement
(f)    The definitions of “Consolidated Capitalization”, “Consolidated Total Debt” and “Consolidated Total Debt to Capitalization Ratio” in Section 1.1 are deleted in full.
(g)    The following new definitions are added to Section 1.1 in appropriate alphabetical order:
“Bail-In Action” has the meaning set forth in Section 13.25.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) interest expense, (b) provision for taxes based on income, (c) depreciation expense, (d) amortization expense, (e) unusual or non-recurring charges, expenses or losses and (f) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), minus, to the extent included in determining Consolidated Net Income for such period, the sum of (i) unusual or non-recurring gains and non-cash income, (ii) any other non-cash income or gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period) and (iii) any gains realized from the disposition of property outside of the ordinary course of business, all as determined on a consolidated basis; provided, that the Consolidated EBITDA for any entity or business acquired by the Company or any Subsidiary pursuant to an acquisition the aggregate consideration for which equals or exceeds $1,000,000,000 during such period shall be included on a pro forma basis for such period (as determined in good faith by the Company, assuming the consummation of such acquisition and the incurrence or assumption of any indebtedness by the Company and its Subsidiaries in connection therewith incurred as of the first day of such period), and provided further that the Consolidated EBITDA for any entity or business sold or otherwise disposed of for aggregate consideration of $1,000,000,000 or more by the Company or any Subsidiary shall be deducted on a pro forma basis for such period (as determined

Exhibit 10.24

in good faith by the Company, assuming the consummation of such sale or other disposition occurred on the first day of such period).
“Consolidated Interest Expense” means, for any period, total interest expense (including that attributable to leases recorded as Capital Leases in accordance with GAAP in effect on March 9, 2018) of the Company and its Subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended to (b) Consolidated Interest Expense for such period.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries on a consolidated basis; provided that there shall be excluded the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions.
(h)    Section 2.10(a)(i)(B) is amended by inserting the phrase “subject to Section 13.25” immediately before the phrase “neither such reallocation nor any payment”.
(i)    Section 6.6 is amended in full to read as follows:
Financial Covenant. Permit the Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 4.50 to 1.00.
(j)    Article 13 is amended by adding thereto a new Section 13.25, to read as follows:
13.25. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

Exhibit 10.24

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
As used in this Section, the following terms shall have the meanings set forth below:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Exhibit 10.24

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 2.    Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have counterparts of this Amendment executed by the Company and the Majority Banks and all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), in form and substance satisfactory to the Administrative Agent:
(a)    resolutions of the Board of Directors of the Company approving and authorizing the execution and delivery of this Amendment and performance of the Credit Agreement, as amended hereby, certified by the corporate secretary or an assistant secretary of the Company as being in full force and effect without modification or amendment.
(b)    signature and incumbency certificates of the officers of the Company executing this Amendment.
(c)    A certificate signed by a duly authorized officer of the Company stating that the representations and warranties contained in Section 3 are correct on and as of the date of such certificate as though made on and as of such date.
This Amendment is subject to the provisions of Section 13.2 of the Credit Agreement.
SECTION 3.    Representations and Warranties of the Company. The Company represents and warrants as follows:
(a)    The Company is an organization duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. The Company is duly qualified to transact business, and is in good standing, in any jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business and to own and lease its Properties. The Company has all requisite corporate power and authority to execute and deliver this Amendment and to perform its Obligations. The Company has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are

Exhibit 10.24

necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.
(b)    The execution and delivery of this Amendment and performance by the Company of the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not:
(i)    Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of the Company;
(ii)    Result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or leased or hereafter acquired by the Company;
(iii)    Violate, to the best knowledge of the Company, any Requirement of Law applicable to the Company;
(iv)    Result (or, with the giving of notice or passage of time or both, would result) in a breach of or default under, or cause or permit the acceleration of any obligation owed under any Contractual Obligation to which the Company is a party or by which the Company or any of its Property is bound or affected;
except where failure to receive such consent or approval or creation of such Lien or violation of, or default under, any such Requirement of Law or Contractual Obligation would not constitute a Material Adverse Effect.
(c)    No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution and delivery of this Amendment and performance of the Credit Agreement, as amended hereby, by the Company.
(d)    The Company has made available to the Banks the audited consolidated financial statements of the Company and its Consolidated Subsidiaries as of December 31, 2017. Such financial statements (including the footnotes thereto) fairly present in all material respects the consolidated financial condition and the consolidated results of operations of the Company as of such date and for such period in accordance with Generally Accepted Accounting Principles.
(e)    As of the date hereof, the Company and its Consolidated Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the consolidated balance sheet or notes thereto described in subsection (d) above, other than liabilities and contingent liabilities: (i) arising in the ordinary course of business subsequent to December 31, 2017 or (ii) described in materials filed with or furnished to the Securities and Exchange Commission and available to the public. Except for matters described in documents filed with or furnished to Governmental Agencies and available to the public or in materials delivered to the Banks prior to the date hereof, there has been no event or circumstance that constitutes a Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole since December 31, 2017.

Exhibit 10.24

(f)    Except for (a) any matter fully covered (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has assumed full responsibility and (b) matters described in documents filed with or furnished to Governmental Agencies and available to the public or in materials delivered to the Banks prior to the date hereof, there are no actions, suits, proceedings or investigations pending as to which the Company or any of its Subsidiaries have been served or have received written notice or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any Property of any of them before any Governmental Agency which could reasonably be expected to constitute a Material Adverse Effect.
(g)    This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.
(h)    No event has occurred and is continuing that is a Default or Event of Default.
SECTION 4.    Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(a)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    This Amendment constitutes a Loan Document.
SECTION 5.    Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 13.3 of the Credit Agreement.
SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall

Exhibit 10.24

constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
AMGEN INC.
By     /s/ Mary A. Lehmann
    Name: Mary A. Lehmann
    Title: Vice President, Finance and Treasurer
CITIBANK, N.A.,
as Administrative Agent and as a Bank
By     /s/ Richard Rivera
    Name: Richard Rivera
    Title: Vice President
JPMORGAN CHASE BANK, N.A.
By     /s/ Kyler Eng
    Name: Kyler Eng
    Title: Vice President
BANK OF AMERICA, N.A.
By     /s/ Joseph L. Corah
    Name: Joseph L. Corah
    Title: Director
BARCLAYS BANK PLC
By     /s/ Nicholas Guzzardo
    Name: Nicolas Guzzardo
    Title: Assistant Vice President

Exhibit 10.24

MORGAN STANLEY BANK, N.A.
By     /s/Alice Lee
    Name: Alice Lee
    Title: Authorized Signatory
GOLDMAN SACHS BANK USA
By     /s/ Chris Lam
    Name: Chris Lam
    Title: Authorized Signatory
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By     /s/ William O'Daly
    Name: William O'Daly
    Title: Authorized Signatory
By     /s/ Joan Park
    Name: Joan Park
    Title: Authorized Signatory
DEUTSCHE BANK AG, NEW YORK BRANCH
By     /s/ Ming K. Chu
    Name: Ming K. Chu
    Title: Director
By     /s/ Virginia Cosenza
    Name: Virginia Cosenza
    Title: Vice President
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By     /s/ Jaime Johnson
    Name: Jaime Johnson
    Title: Director

Exhibit 10.24

UBS AG, STAMFORD BRANCH
By     /s/ Houssein Daly
    Name: Houssein Daly
    Title: Associate Director
By     /s/ Craig Pearson
    Name: Craig Pearson
    Title: Associate Director
HSBC BANK USA, NATIONAL ASSOCIATION
By     /s/ Eric Seltenrich
    Name: Eric Seltenrich
    Title: Managing Director
BNP PARIBAS
By     /s/ Michael Pierce
    Name: Michael Pierce
    Title: Managing Director
By     /s/ Emma Peterson
    Name: Emma Peterson
    Title: Director
MIZUHO BANK, LTD.
By     /s/ Leon Mo
    Name: Leon Mo
    Title: Authorized Signatory
ROYAL BANK OF CANADA
By     /s/ Scott MacVicar
    Name: Scott MacVicar
    Title: Authorized Signatory
SUMITOMO MITSUI BANKING CORPORATION
By     /s/ James D. Weinstein
    Name: James D. Weinstein
    Title: Managing Director

Exhibit 10.24

WELLS FARGO BANK, NATIONAL ASSOCIATION
By     /s/ Jessica DeLorm
    Name: Jessica DeLorm
    Title: Vice President